Exhibit 99.1

Contacts:	For Media:	John Calagna (212) 578-6252

	For Investors:	John Hall (212) 578-7888

MetLife Announces Special Shareholder Meeting

NEW YORK — Aug. 10, 2017— MetLife, Inc. (NYSE:MET) announced today it will hold a special meeting of its common stock shareholders on Thursday, October 19, 2017, to approve changes to dividend payment tests in the Company’s charter. These changes would avoid potential dividend and common stock repurchase restrictions which could occur as a result of the August 4, 2017 spin-off of Brighthouse Financial, Inc. Shareholders will also be asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. The special meeting of MetLife shareholders will begin at 2:30 p.m. (EDT) in New York City. MetLife shareholders of record at the close of business on September 5, 2017 will be entitled to vote at the special meeting.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Cautionary Note Regarding Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “continuing,” “potential,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed changes to dividend payment tests in the Company’s charter, for which MetLife filed a preliminary proxy statement with the SEC on August 10, 2017, and intends to file a definitive proxy statement with the SEC (which MetLife will disseminate to shareholders in advance of the special shareholder meeting on October 19, 2017).

BEFORE MAKING ANY VOTING DECISION, METLIFE’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED CHANGES TO THE COMPANY’S CHARTER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CHANGES TO THE COMPANY’S CHARTER.

Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. In addition, the proxy statement and MetLife’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through MetLife’s website at www.metlife.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

MetLife and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MetLife common stock in respect of the proposed changes to the Company’s charter. Information about the directors and executive officers of MetLife can be found in MetLife’s Definitive Proxy Statement, filed with the SEC on April 27, 2017, for MetLife’s Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation will be contained in the definitive proxy statement that will be filed with the SEC in connection with the proposed changes to dividend payment tests in the Company’s charter.